Form C

Cover Page

Name of issuer:

Unionmade

Legal status of issuer:

Form: Other

Other (specify): S Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 7/31/2009

Physical address of issuer:

25 Boutwell Street
San Francisco CA 94124

Website of issuer:

https://unionmadegoods.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/12/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

20

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,815,892.00	$2,269,531.00
Cash & Cash Equivalents:	$142,266.00	$73,077.00
Accounts Receivable:	$2,591.00	$0.00
Short-term Debt:	$1,589,786.00	$1,350,068.00
Long-term Debt:	$240,000.00	$240,000.00
Revenues/Sales:	$6,113,271.00	$7,496,554.00
Cost of Goods Sold:	$4,099,645.00	$4,407,207.00
Taxes Paid:	$0.00	$0.00
Net Income:	($641,803.00)	$23,945.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Unionmade

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Tami Avery	Artist	Self-employed	2015
Richard Westbrook	Brand Director	Unionmade Goods	2015
Todd Barket	Unionmade Goods	CEO	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Richard Westbrook	CFO	2015
Richard Westbrook	Vice President	2015
Richard Westbrook	Secretary	2015
Todd Barket	CEO	2009
Todd Barket	President	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Todd Barket	1000.0 Common Stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our CEO, Todd Barket currently holds 100% of the issued shares and has 100% voting power, therefore all managerial decisions are governed by Todd Barket. This may be concerning for future investors.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We operate in competitive markets and our future success will be largely dependent on our ability to provide quality products and services at competitive prices. Demand for our clothes may be adversely affected by consumer spending, which may be adversely impacted by economic conditions such as consumer confidence in future economic and business conditions, interest and tax rates, employment levels, salary and wage levels. A decrease in consumer spending, may negatively affect our revenues.

To increase revenues we must expand our customer base. To accomplish this, we must increase our visibility in the marketplace. Potential customers must be aware we exist and be able to find us. Even with an enhanced marketing effort, there is no guarantee that we will be able to increase the number of new visitors to our physical store and online website to our website.

In 2017, California required our building to be earthquake retrofitted, forcing a move to a new temporary location. The state doesn't provide financial assistance for retrofits and this negatively affected us in the past. The building has now been retrofitted, however, we are governed by San Francisco's laws for brick and mortar locations.

We rely on a third party for the production and distribution of our lines. If we are unable to maintain this relationship, it could negatively harm our business. Furthermore if our third party partnerships were to experience any problems in their business, particularly in connection with their ability to manufacture or ship products, our ability to produce and sell our items, could also be significantly harmed.

The success of the Company will depend on its ability to compete for and retain additional qualified key personnel to enhance the growth. The Company's business would be adversely affected if it were unable to recruit qualified personnel when necessary or if it were to lose the services of certain key personnel and it were unable to locate suitable replacements in a timely manner. Finding and hiring such replacements, if any, could be costly and might require the Company to grant significant equity awards or incentive compensation, which could have a material adverse effect on the Company's financial results and on your investment. The loss, through untimely death, unwillingness to continue or otherwise, of any such persons could have a materially adverse effect on the Company and its business.

The company presently holds 5 year leases on all 3 stores. Upon completion of the lease term the Company may be unable to find new commercial space that satisfies its specific needs or may face rising rents.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: 95% Business Development including increasing our women's business

5% Wefunder Intermediary fees.

If we raise: **$1,070,000**

Use of Proceeds:
20% Business Development including increasing our women's business.
10% New store research and development
20% Marketing
25% Inventory
20% Operational Expenses
5% Wefunder Intermediary fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $5,000,000.00 valuation cap; 0.000% discount; 6% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $200,000.00

Valuation Cap: $5,000,000.00

Discount Rate: 100%

Maturity Date: 24 months from the Effective Date.

Investors: A "Major Investor" shall be an Investor that purchases a Note or Notes with an aggregate original principal balance of $25,000.00 or more.

Interest Rate: Interest shall accrue on the unpaid principal amount at a rate equal to 6% per annum, compounded annually, from the actual date funds were received by the Company and shall payable at the Maturity Date (defined hereafter).

Early-Bird: Investors investing in the first $200,000.00, will receive a valuation cap of $4,000,000.00

Conversion and Repayment

(a) Conversion upon a Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall convert the outstanding principal amount of this Note and any unpaid accrued interest into *Membership Shares* of the Company ("Membership Shares") at a conversion price equal to the quotient resulting from dividing 5M
(or, if investing within the first $200,000.00, a 4M valuation cap)
by the number of outstanding Common Shares immediately prior to the Change of Control (assuming conversion of all securities convertible into Common Shares and exercise of all outstanding options and warrants, but excluding the equity securities of the Company issuable upon the conversion of the Notes or other indebtedness). A *"Change of Control"* means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the units of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred; (iii) the sale or transfer of all or substantially all of the Company's assets, or the exclusive license of all or substantially all of the Company's material intellectual property or (iv) the closing of the Company's first firm commitment underwritten initial public offering of Units pursuant to a registration statement filed under the Act; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled, or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

(b) Procedure for Conversion. In connection with any conversion of this Note into equity securities of the Company (the "Conversion Securities"), the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company. The Company shall not be required to issue or deliver the Conversion Securities until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into the Conversion Securities, in lieu of any fractional Conversion Securities to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts. To secure the Holder's obligations to execute and deliver the documentation required by this subsection, the Holder hereby appoints the Chief Executive Officer of the Company as the Holder's true and lawful attorney, with the power to act alone and with full power of substitution, to execute and deliver all such documentation required by this subsection if, and only if, the Holder fails to execute or deliver such documentation as required by this subsection. The power granted by the Holder pursuant to this subsection is coupled with an interest and is given to secure the performance of the Holder's duties under this Note, and is irrevocable and will survive the death, incompetency, disability, merger or reorganization of the Holder.

(c) Interest Accrual. If a Change of Control is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for the Change of Control.

Pro Rata Rights: *Private Sales for Major Investors.* Investors who invest at least $25,000.00 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the Notes.

Voting Rights. This Note does not by itself entitle Holder to any voting rights or other rights as a unitholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a unitholder of the Company for any purpose.

Repurchase. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term of this Note may be amended or waived with the written consent of the Designated
Lead Investor provided that all holders of the notice are given prompt written notice of such waivers and amendments.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000	1,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common Stock have voting rights. In the case of a conversion, investors will receive Preferred Stock, with no voting rights and liquidation preferences. The Company will convert to a C-Corp before closing and will authorize shares including Preferred Stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the= Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares. As discussed in Question 13, when we engage in an offering of equity involving Stock, Investors may receive a number of shares of Preferred Stock calculated as either the conversion price equal to the lesser of (i) 100% of the price paid per share for Equity Securities by the Investors in the Qualified Financing or (ii) the price equal to the quotient of the valuation cap of $5,000,000.00 (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt). Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the
- market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Phyllis and Carl Sr. Chiara
Issue date	01/01/16
Amount	$48,504.00
Outstanding principal plus interest	$23,000.00 as of 10/18/18
Interest rate	0.0% per annum
Current with payments	Yes

Related party loan with no interest rate and no set maturity date.

Loan

Lender	SBA loan through Chase
Issue date	10/01/16
Amount	$250,000.00
Outstanding principal plus interest	$208,413.00 as of 10/18/18
Interest rate	7.6% per annum
Maturity date	06/01/22
Current with payments	Yes

Loan

Lender	OnDeck
Issue date	07/23/18
Amount	$200,000.00
Outstanding principal plus interest	$241,000.00 as of 10/18/18
Interest rate	2.25% per annum
Maturity date	04/01/19
Current with payments	Yes

Loan

Lender	Amex Merchant Loan
Issue date	08/01/18
Amount	$250,000.00
Outstanding principal plus interest	$244,500.00 as of 10/18/18
Interest rate	0.0% per annum
Maturity date	08/01/19
Current with payments	Yes

Repaid via percentage of Amex sales.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Phyllis and Carl Sr. Chiara
Amount Invested	$48,504.00
Transaction type	Loan
Issue date	01/01/16
Outstanding principal plus interest	$23,000.00 as of 10/19/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	In-laws of CEO

Related party loan with no interest rate and no set maturity date.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Since 2009, we've elevated the experience of clothing by stressing the union of function and aesthetics, the importance of craft, and the inimitability of genuine care. Worn by some of the best-dressed celebrities on the planet, our clothes are retro without being obnoxious, stylish without costing a month's rent. In 2017, we sold 75k units in 3 locations for $6M in revenue and are poised to quickly expand both our brick-and-mortar and online footprint.

We don't just want to simply sell clothes - we want our customers to love the clothes we sell them. After starting as a menswear company, we opened a separate women's line a few years ago, but in 2018, decided to combine the two. With a concerted push into the women's fashion space, plus a growing increase in online sales, we anticipate the Unionmade brand to grow across more states, countries, and closets in the next five years.

Milestones

Unionmade was incorporated in the State of California in July 2009.

Since then, we have:

- Earned $6M in 2017 revenue from 3 locations.
- Worn by celebrities like John Mayer, David Beckham, Usher, Mandy Moore, Reese Witherspoon, Harrison Ford, Arnold Schwarzenegger, Channing Tatum, and hundreds more.
- Sold 75,000 units to more than 25,000 customers worldwide in 2017.
- Voted one of the country's 10 best independent men's stores by GQ Magazine and San Francisco's Best Men's Store by SF Weekly.
- Since opening in 2009, we've grown to offer more than 80 brands from 6 countries.
- More than 130k followers across our social channels, including 103k on Instagram.
- Our email list has more than 30k subscribers.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $6,113,271 compared to the year ended December 31, 2016, when the Company had revenues of $7,496,554. Our gross margin was 32.94% in fiscal year 2017, compared to 41.21% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $1,815,892, including $142,266 in cash. As of December 31, 2016, the Company had $2,269,531 in total assets, including $73,077 in cash.
- *Net Loss.* The Company has had net losses of $641,803 and net income of $23,945 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $1,829,786 for the fiscal year ended December 31, 2017 and $1,590,068 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $1,423,504 in debt.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Unionmade cash in hand is $58,000, as of September 2018. Over the last three months, revenues have averaged $430,493/month, cost of goods sold has averaged $292,966/month, and operational expenses have averaged $201,200/month, for an average burn rate of $63,673 per month. Our intent is to be profitable in 12 months.

We were forced out of our store due to retrofitting for 6 months and were in a temporary store with half the square footage during out busiest season. We therefore, saw a decrease in our revenues. Our revenues have picked up since, almost up to 2016 revenues. These last 9 months have been recovery, and now we plan to expand and grow.

In October we are relaunching our website as a full shopable men's and women's experience, which we assume will increase revenues. This will drive business to our store. Our new website will also be launched in international markets, which will increase business and revenues.

We have reduced our expenses by $40,000 per month since January this year in an effort to streamline our processes, and we plan for this trajectory to continue.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://unionmadegoods.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Unionmade Convertible Note
Union Made Convertible Note Early Bird

Appendix C: Financial Statements



INVEST IN UNIONMADE

maximum target met

$0
raised of $0 maximum target from 0 investors

The best-made, hard-to-find, wardrobe-elevating clothing on the market

Since 2009, we've elevated the experience of clothing by stressing the union of function and aesthetics, the importance of craft, and the inimitability of genuine care. Worn by some of the best-dressed celebrities on the planet, our clothes are retro without being obnoxious, stylish without costing a month's rent. In 2017, we sold 75k units in 3 locations for $6M in revenue and are poised to quickly expand both our brick-and-mortar and online footprint.



Todd Barket
Owner
Former Sr. Creative Director of Marketing at Old Navy, Former Director of Brand Fashion at Gap


THE UNIONMADE WAY
PERSONAL STYLE HAS NOTHING TO DO WITH HYPE, WHICH IS WHY WE DON'T BUY INTO ALL THAT. WHAT WE DO BUY INTO IS DURABLE CRAFTSMANSHIP AND ENDURING DESIGN AND PIECES THAT ALLOW FOR INDIVIDUAL EXPRESSION, NOT THOUGHTLESS IMITATION. PIECES THAT GET BETTER WITH AGE AND HOLD UP IN EVERY WAY IMAGINABLE. WE'RE AFTER THE SUBTLE, THE SOPHISTICATED AND THE LASTING — THOSE TIMELESS PIECES THAT WILL INSPIRE ENVY FOR YEARS, NOT JUST SEASONS. SO IGNORE THE HYPE, BE YOURSELF AND KEEP THINGS CLASSIC, EVEN IF IT'S WITH A TWIST.
THIS IS THE UNIONMADE WAY.

Why you may want to invest

1. Earned $6M in 2017 revenue from 3 locations.
2. Worn by celebrities like John Mayer, David Beckham, Usher, Mandy Moore, Reese Witherspoon, Harrison Ford, Arnold Schwarzenegger, Channing Tatum, and hundreds more.
3. Sold 75,000 units to more than 25,000 customers worldwide in 2017.
4. Voted one of the country's 10 best independent men's stores by GQ Magazine and San Francisco's Best Men's Store by SF Weekly.
5. Since opening in 2009, we've grown to offer more than 80 brands from 6 countries.
6. More than 130k followers across our social channels, including 103k on Instagram.

$ 100 min

REMIND ME (0)

What you are investing in

Custom Convertible Note

~~$5M~~ **$4M** valuation cap

First $200K investors of this fundraise will invest in a convertible note with a $4M valuation cap.

6% interest
$25K+ pro rata right threshold

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $4M in the future.

Earning a return
Learn more about convertible notes

Investor perks

$500+
$10 credit for an online purchase.

$1,000+
Early- access to online promotions and sales before general public.

$10,000+
Champagne Reception at the store with a 10% discount

$20,000+
Champagne Reception at the store with a 20% discount and style consultation.

see less

7. Our email list has more than 30k subscribers.

Our Ambition

We don't just want to simply sell clothes - we want our customers to love the clothes we sell them. After starting as a menswear company, we opened a separate women's line a few years ago, but in 2018, decided to combine the two. With a concerted push into the women's fashion space, plus a growing increase in online sales, we anticipate the Unionmade brand to grow across more states, countries, and closets in the next five years.

Unionmade_Deck.pdf

https://unionmadegoods.com

Why I Like Unionmade

> *San Francisco-based Unionmade is strong on craftsmanship and well-chosen American classics, with brands like Tellason denim, Crescent Down Works, Golden Bear, New Balance, and Shinola. Whenever we're trying to track down a hard-to-find brand or item, we find our way here.*



Andrew Amelinckx
WRITER FOR MEN'S JOURNAL

THE BUZZ ABOUT UNIONMADE

> *Unionmade is known for its outstanding selection of men's casual and fine clothing, shoes, new and vintage books and men's grooming products. They make their own shirts, which are pretty awesome. I also love the Scott & Charters sweaters.*



Thomas McNaughton
A two-time finalist for the James Beard Foundation's Rising Star Chef award

> *Unionmade was honored by MR Magazine with an Uptown/Downtown Award in July 2012. Co-founders Todd Barket and Carl Chiara are known in the industry for their superb merchandising skills, limited-edition collaborations and stocking well-made, quality goods (many of which are made in the U.S.)*



Elise Diamantini
Managing Editor and Market Editor of MR Magazine

> *Unionmade in San Francisco might not carry suits, but they still know that fit (even if it's the fit of a satin bomber, or white painters pants) is paramount. We asked them for pointers because guys who are able to pick the coolest pieces from the coolest brands out there know a thing or two about how those pieces should hang.*



Lili Goksenin
Writer for GQ Style Guide

> *Unionmade would be the least helpful website if you were a time traveler trying to decode what decade you've landed in. The stark-black site is stocked with all things "timeless": beautiful sweaters, Sunday T-shirts, and denim — lots of denim — in the form of jackets, shirts, vests, and pants.*



Cam Wolf
Writer for Racked

The intimate store, open for just four years now, has made quite a reputation for itself for it's hand-picked selection and personable, and very knowledgeable, customer service.

Cool Hunting

Travel Guide

They introduced me to the owners of Unionmade, which in my opinion is the best men's store in the states.



Gregory Caruso

Filmmaker

Where To Find The Best Outdoor Clothing Brands

And while most of these brands are sold exclusively in Japan, you can, of course, find them in the deep depths of the internet. So while we're imploring Stateside brands to adopt this trendy take on lifestyle gear (and crossing our fingers outdoors hubs like

July 31, 2018 @ refinery29.com

Inside the home of Todd Barket & Carl Chiara of Unionmade * Selectism

"Part magazine, part marketplace" TRNK go inside the impressive San Francisco abode of Todd Barket & Carl Chiara, founders of Unionmade. The couple have shared the home, high up on a hill overlooking the northern half, for twelve years.

July 31, 2018 @ highsnobiety.com

Unionmade News, In-Depth Articles, Pictures & Videos

Unionmade, San Francisco's hub for everything worth-a-damn in menswear, has announced its totally crazy online archive sale. With discounts deeper than Donald Trump's pockets-up to 90% off-you should stop everything you are doing right now

July 31, 2018 @ gq.com

Unionmade Is Hosting a Folk Shop-In-Shop Featuring Japan-Exclusive Items

Folk collaborated with Hobo on a line of bags that will launch in North America at a special event at Unionmade.

July 31, 2018 @ complex.com

UNIONMADE - HOT OFF THE PRESS We're proud to share that...

HOT OFF THE PRESS We're proud to share that Unionmade is in the news once again, with owner Todd Barket representing in one of our favorite Japanese style magazines, Free & Easy. Featured for his...

July 31, 2018 @ blog.unionmadegoods.com

The Cool Kid's Guide To Shopping In San Francisco

The sister store to Unionmade, Mill Mercantile's racks range from the feminine to tomboy and everything in between. Brands like Folk, A Detacher and Delfonics share space with pottery and delicate silver jewelry.

July 31, 2018 @ guestofaguest.com

The 10 Best US Menswear Stores

A rundown of the US' very best menswear stores, across the 50 states. From the streetwear mecca that is Kith NYC, to Sid Mashburn's bricks-and-mortar manifestation of Southern hospitality, to Men's Resale by the Village's designer

July 31, 2018 @ fashionbeans.com

Where to shop in San Francisco | CNN Travel

In San Francisco, upheaval is a regular occurrence. Whether siesmic or social, the land this city is built on is a platform for anything and anyone that likes to shake things up. So when it comes to shopping, it's best to be shown around by the locals.
July 31, 2018 @ travel.cnn.com

This Summer, Dress Like Hemingway on His Boat

Ernest Hemingway got a lot of work done in Cuba. At Finca Vigia, the house outside Havana that he first occupied in 1939 and lived in sporadically until 1960, he wrote "The Old Man and the Sea," "For Whom the Bell Tolls" and five other books.
July 10, 2018 @ wsj.com

The Memorial Day Weekend Menswear Sales Report, 2018

Memorial Day Weekend is filled with tradition: honoring our fallen service members, kicking of backyard barbecue season and, of course, sales.
May 25, 2018 @ urbandaddy.com

Unionmade moves Mill Mercantile to the Castro

Mill Mercantile, launched in 2012 as a women's counterpart of Unionmade, has closed its doors in Noe Valley only to reopen on 18th Street under the name Unionmade Women. Since 2012, the shop has been a destination for women looking for high-
March 23, 2018 @ sfchronicle.com

Tired of Crazy Socks? Try These Subtly Cool Alternatives

It's time to start bundling up, and that extends all the way down to your ankles. While acid-bright, graphic novelty socks look really passe these days (get with the program, Justin Trudeau), that doesn't mean you need to pull on dreary ones.
November 8, 2017 @ wsj.com

Dapper Dudes: 11 Best Menswear Stores in San Francisco

Time to shop, guys.
September 6, 2017 @ 7x7.com

10 Japanese Menswear Brands You Need to Know

You probably know and love a few American menswear labels, but clothes that are made in the United States aren't the only ones you should be paying attention to. Menswear enthusiasts in the U.S. and elsewhere in the world are well aware of Japan's
January 28, 2017 @ cheatsheet.com

THE HILL-SIDE AND UNIONMADE RELEASE COLLABORATIVE LOOKBOOK

New York-based menswear brand The Hill-Side and independent men's specialty store Unionmade have teamed up to produce a special collaborative lookbook shot on the streets of San Francisco. Since 2009 (the year both companies were founded),
October 7, 2016 @ mr-mag.com

The Most Essential Online Menswear Shops

Racked has affiliate partnerships, which do not influence editorial content, though we may earn commissions for products purchased via affiliate links. We also occasionally accept products for research and reviewing purposes. See our ethics policy here.
September 26, 2016 @ racked.com

10 Best Places To Buy A Suit In San Francisco

This may be San Francisco, where everyone's been eagerly awaiting the day sweatpants became fashionable (and they did), and where the tech industry's traditional uniform has always been jeans and a t-shirt, but all grown men should own
October 22, 2014 @ sfist.com

Unionmade Opens New Store in Los Angeles

Unionmade is sharing the love with Los Angeles on Valentine's Day by opening its fourth store. The 1,900 sq. ft. shop at The Grove will have a similar vibe to the San Francisco flagship, stocking men's casual and fine apparel (Gitman Vintage, Stanley &
February 12, 2014 @ mr-mag.com

It's Time to Upgrade Your Bar of Soap

If you're still using one of those bland white bars of soap to clean up each morning, we've got two things to say to you. First, we salute your commitment to the status quo. And second, it's time for an upgrade.
October 17, 2013 @ esquire.com

East Meets West: United Arrows x Unionmade

Here's the thing about niche Japanese brands like United Arrows: They're stylish as hell, taking sartorial staples and injecting them with just the right amount of newness and personality. Here's the other thing: They're really tough to find (unless, of course,
October 3, 2013 @ esquire.com

San Francisco - Unionmade

Originally dedicated to high-quality American labels, Unionmade has expanded and now carries a wide offering of well-designed, timeless clothing and accessories from brands around the world. These include Taylor Supply, American Optical, Levi's
August 29, 2013 @ coolhunting.com

Unionmade owner launches Mill for women

Mill's interpretation of women's needs is distilled from Barket's well-groomed, Americana-inspired menswear store Unionmade Goods, which has maintained a strong female customer base since Unionmade first opened in 2009. A prominent
August 30, 2012 @ sfgate.com

Retro. Modern. Sleek. Funky.

During the 2009 recession, our founder, Todd Barket, got laid off as the Director of Brand Fashion at the Gap. So he took a trip to Japan. There, he noticed a style of twisting retro American clothing that made it fresh. So inspired was Todd that he packed up, came home, and opened a store and brand based around that concept.

Since 2009, we've been selling well-made, versatile, and long-lasting clothing -- a.k.a. clothes we wouldn't want to wear ourselves. It's not an accident we sold 75,000 units to more than 25,000 customers worldwide in 2017, leading to $6M in sales.







Our clothes come from more than 80 brands stemming from 5 different countries. Worn by some of the most famous celebrities on the planet - John Mayer, Usher, Harrison Ford, and Reese Witherspoon among them - our clothes have the long-lasting quality of designer clothing without the normal price tag.


FOR THAT PERSON THAT LOVES A POP OF COLOR IN THEIR WARDROBE — OR COULD USE ONE — WE'VE PUT OUR BOLDEST, LOUDEST AND MOST VIBRANT STYLES OF THE SEASON TOGETHER IN OUR COLORFUL GIFTING GUIDE.
THE UNIONMADE GIFT GUIDE PT. 3
COLORFUL GIFTING
HARLEY / OFFICINE GENERALE
THE SWEATER SPECTRUM
BOLD BEANIES
CORGI
VIVID VINTAGE
CHAMPION


BEAMS+
OUR WAY

WORN SLIM OR RELAXED, BUTTONED UP OR NONCHALANTLY, THERE'S NO WRONG WAY TO ROCK BEAMS+. BRIGHT PATTERNS AND UNEXPECTED SILHOUETTES DEFINE THIS THOUGHTFULLY INSPIRED COLLECTION, AND OUR STAFF SHOWS YOU THEIR FAVORITE WAYS TO WEAR THEIR FAVORITE PIECES FROM THE JAPANESE BRAND THAT SOMEHOW GETS BETTER, EACH AND EVERY SEASON.


BEAMS
BEAMS

"I like a weird shape in... well, basically just navy and grey. Plus I'm short, and Beams+ is sensitive to that."

REED, COPYWRITER / CONTENT MANAGER

(WEARING: BROAD CLOTH ANORAK IN WHITE — FISHING JACKET IN NAVY — WOOL BLEND TWO PLEAT PANT IN GREY)

"I love Beams+ for its versatility! I can spin it classic or give it an edge and, depending on my mood, my style can be a little or a lot of either on any given day."

RICHARD, BRAND DIRECTOR

(WEARING: RIB CREW NECK SWEATER IN LIGHT KHAKI — POPLIN TWO POCKET WORK SHIRT — BATIK TAPERED PANT IN BLACK)



Loyalty Through an Elevated Store Experience

Over the last nine years, we've turned thousands of first-time buyers into dedicated, loyal customers. Many of those people buy all their clothes in our store and don't ever visit our website. That's because we offer a different kind of shopping experience, as personal and intimate as it is unique.



A Store as Nice as the Clothes

From the music to the burning candles at the register to the shirts on the table, it's all a differentiated experience.



Old-Fashioned Customer Service

We work with each customer individually and keep old-fashioned notes on each one of their visits.



Middle of the Road Pricing

We're not an expensive designer clothing store that unnecessarily jacks up prices. We're also not Old Navy.

We Pushed Through CA - Mandated 2017 Challenges

In 2017, California required our building to be earthquake retrofitted, forcing a move to a new temporary location. The state doesn't provide financial assistance for retrofits, usually making them a death sentence for small businesses. While our revenue toward the latter half of the year dipped, we still did $6M in yearly sales. Now, with our store back, a rebranding of our women's line, and an online relaunch in September, we're ready to continue pushing, innovating, and growing.


UNIONMADE
UNIONMADE
UNIONMADE
UNION

Our Progress So Far

If we hit our minimum raise of $100K on Wefunder, we'll be able to use the capital for business development, including increasing our women's business. If we hit our maximum of $1M, we'll use the funds for product development (25%), business development (20%), marketing (20%), operational expenses and inventory (20%), new store research and development (10%), and Wefunder intermediary fees (5%).

November 2009

Our Flagship Store Opens

We open our first store at 493 Sanchez Street in San Francisco's Castro district.

February 2011

Second Location Opens

Unionmade Brentwood opens at the Brentwood Country Mart in Los Angeles, and later in the year, our website goes live.

February 2012

Third Location Opens

Unionmade Larkspur opens at the Marin County Mart in Marin County.

September 2012

Our Women's Line, Mill Mercantile, Opens

Our fourth overall location opens on 24th Street in Noe Valley in San Francisco.

October 2012

Unionmade SF Expands

This becomes our flagship store after taking the 495 Sanchez Street space and doubling its square footage.

February 2014

Unionmade Los Angeles Flagship Store Opens

We open this location at The Grove in West Hollywood.

September 2015

Unionmade at The Grove Closes

September 2016

Unionmade Brentwood closes

June 2017

State Mandated Earthquake Retrofit

Unionmade SF is forced to leave its San Francisco flagship location for a state mandated earthquake retrofit and moves to a temporary location nearby

December 2017

Unionmade SF Moves

After our earthquake retrofit, we move into a newly remodeled flagship store on 18th Street.

February 2018

Mill Mercantile Rebrands to Unionmade Women's

We move this location to 18th Street in the Castro, and a month later, Millmercantile.com closes and a select assortment is available on Unionmadegoods.com.

August 2018

Unionmade Larkspur is remodeled into Unionmade Men's and Women's

This store is designed similarly to the SF flagship stores.

September 2018

Our Website Relaunches as a Men's and Women's Website with a New Interface

Founder



Todd Barket

Owner

Former Sr. Creative Director of Marketing at Old Navy, Former Director of Brand Fashion at Gap

AND THE REST OF THE TEAM



Richard Westbrook

Brand Director



Bret Woodward

Head e-commerce Photographer/Stylist

Skilled in Photography, Photoshop, Illustrator, InDesign, Printing, and Branding



Nicole Solano

Online Director / Creative Content Director

Spearheads creation, planning, and execution of all digital marketing strategies and online products



Adam Boskey

Lead Copywriter & Brand Expert

Copy and Content Developer, Researches Customer Buying Habits, Developed procedural resources



Elliot Orona

Assistant Buyer

Experienced Assistant Buyer with a demonstrated history of working in the retail industry



Kelsey McClellan

Lead Creative Photographer

Leads photography, styling and retouching of all marketing materials for online and in-store



Lauren Boches

Graphic Designer

Experienced Designer with previous work for Shotwell, iHeartMedia, Skilled in Adobe Suite

Interview

Wefunder interviewed Todd Barket on June 1, 2018.

– COLLAPSE ALL

WF: What is Unionmade?

BARKET: I'm Todd Barket and I'm the president and founder of Unionmade clothing retailer. Founded in 2009, Unionmade is built around the overarching theme of quality in everything we work with and offer to our customers. Unionmade is a gathering of brands and ideas from around the world. Everything is strictly curated so that we can offer a different assortment than anyone else in the marketplace.

We're really known for clothing products and our big idea is showing products in the best way. The one thing that is always on our minds is product merchandising. We've got really easy things that anybody can buy and incorporate into their wardrobe, but on the flip side, we also have things that are a little bit more directional. We hope those are pieces that you wear every day or for special occasions. The idea is that everything gets better with age. You love it, and as you wash it and wear it, it turns into something that you love more.

We pride ourselves on customer service. We think that we offer the best in the class as far as that experience goes. Our stores and website are highly merchandised. We are first and foremost known for our in-store experience in the way the stores are set up and the clothing is merchandised. The stores are really clean, easy to shop, and focused on a point of view. Our website reflects the store experience. I think people still come to see us because of the store experience. It's different than other things that are happening in the industry. Luckily, we've managed to combine the in-store and online experiences for a pretty flawless execution that the customer sees.

Another large aspect of our business is that we dress celebrities, but we just don't chase after them. What we do is throw in a free soap and a candle with their order and a handwritten note, but we don't really go after them and say, "Hey, wear our clothes."

WF: What exactly makes your in-store experience different from anywhere else?

BARKET: We genuinely offer quality. There's so much fast, disposable fashion at all levels of the marketplace. It's either super expensive or super cheap. We land in the middle. A lot of people downplay the middle. But there's something really smart about being in the middle and having entry-level price points. Our entry-level price points probably start at $100 and go up from there. The customers we cater to understand that the store experience they're getting from us is totally different. Unionmade is a place where things really are thought through.

The moment you walk in, it all comes together. From the music to the candle we're burning at the cash wrap to the selection of shirts on the table, it's all differentiated and feels elevated and welcoming. As far as customer service goes, we're super personalized. We work with each customer individually. We keep notes on our clientele. It's very old-fashioned. It's a little bit slower, and I think that's why people come to us.

WF: What was the inspiration for this concept?

BARKET: I came from the Gap after 20 years there, and I've always worked with a type of product that was in the middle of the market. Being in that business, I've always thought that there's room for merchandise that's accessible for people and either has color or a brand history or a hand-made quality to it. I've always thought that there's a place for normal clothes in the world, and they're really hard to come by these days.

I got laid off from the Gap during the 2009 recession. I got a severance package, so I traveled and then used a small amount of it to start the store. From my travels in Asia, specifically in Japan, I saw how retailers presented American products in a Japanese environment and how it felt really twisted and modern. It felt really fresh.

I decided to do an Americanized version of this Japanese concept. At the time, no one was presenting men's brands with styles that had been around for a long time that were a little dusty, so I went back and a lot of it was the way I was dressing and the way I still do dress. It was really a personalized thing about the way I dress and the items I saw through the years. I assembled a lot of these old brands and suddenly we had started the men's heritage movement. People started hunting us down. We got tons of press and PR, and we turned into this model for a new revised men's haberdashery and shopping experience that people thought was a little more revolutionary than what was going on at the time.

WF: What other brands would you consider the middle market in terms of quality?

BARKET: It exists more in mass retail than it does in specialty third-party retail. I think of J Crew when Nicky was there and things were looking really great. That was the middle as far as aesthetics and quality go. There's not a lot of it left in America. Gap and the Banana Republic landed in that place when they were at their best, but the quality isn't there anymore, and it's pretty generic.

If you're a person that has some personal style, doesn't shop in a mall, and appreciates quality, you can't really find clothing out there. We're selling really great things that don't have a lot of tricks. Nothing's too in your face. In a weird way, we sometimes stand alone for what we do. I hear from so many visitors that come to us from New York and all over the world. There's not a lot out there.

WF: What's been happening with the stores for the past nine years?

BARKET: It started as a small 1,200-square-foot store on Franchise Street in San Francisco. It was a weird location, but I always loved the building because I lived near there. I was looking to become a destination and a place for people to come and shop seriously. I wanted people with intent.

When it started, I just got lucky. I had a name in the industry from doing it for so long. I knew people and I got instant PR for free. We've never paid for any PR, never paid for any advertising. It was super organic. It was very authentic and started growing from that point. Then we had a lot of real estate people come our way because when you get to be out there, people latch onto you and see how they can bring your concept to them.

We got approached by the Country Mart in Brentwood because they were looking for a men's concept. The store we opened in Brentwood wasn't big but it did nice volume for the size of it. After that, we decided to open a women's store because we were getting so many requests at the men's store for something that was complimentary in the women's world. We opened a store called Mill on 24th Street at Dolores in 2011. At the time, Unionmade was a little heavy-handed as far as the heritage thing and it didn't translate to women, so we opened it as a softer, more feminine concept but still linked together with Unionmade.

Then in 2012, we took over the corner space at Sanchez and 18th, which added another 1,200 square feet to our space. We redid that and opened it as a much larger concept. At that point, we started getting into more directional cleaner lines and broke away from the heritage clothing concept. We ended up adding merchandise that was a little cleaner and more experimental. We always were a little more modern, and we weren't that heavy-handed in the way we did things.

After that, we opened at the Marin Country Mart with the same landlord who has the Country Mart down in L.A. Larkspur Landing was a dying shopping center right on the water where the ferry docks in Larkspur. The landlord bought it and wanted to redo it in this interesting way. He pulled in specialty retail and dining, and we were the first tenant there. We've been there for six years and we're going to keep going. Then we struck a deal with the Grove in Los Angeles for a store down there next to Barney's Women, but it just never panned out. It's a real typical mall in that it's super commercial. We learned that we don't play well in big shopping centers. We're better on streets. We're better by ourselves and away from mass retailers.

WF: Other than your stores, where else can people buy your clothes? ^

BARKET: We also have a website that we launched in 2011. We were doing so many phone orders that we couldn't keep up with it, so we opened a website and then added a women's website to that. This year we combined the women's and men's sites together because we had enough brand loyalty around Unionmade and Mill that we thought it wouldn't be an issue.

WF: How do you measure progress? ^

BARKET: We measure success by sales. It's our number one thing. We actually operate in-house more like a mass retailer than we do a specialty retailer. We have a district manager over the stores. We've got store managers. We've got a corporate office. We've got stock people. It's not set up like a small boutique. It's set up like a large-scale operation with a warehouse, with offices, and with directors of different departments. It's a little more corporate. People get goals. They get reviews. We operate like a larger retailer. We're not just winging it.

WF: At face value, that sounds like more overhead and more people. You must get better margins and better results. ^

BARKET: No. When we were really big it made sense, but at the end of the day, we're paying $5,000 for a 4,000-square-foot warehouse. We are operating two businesses at one time - the online business that needs a whole support system and then the store business that needs its own support system. Some of those needs overlap with each other and some of them don't. That's where the infrastructure comes from. It's too big to operate just out of a store location.

We're set up for the cost of doing business. There's nothing extra. It's Richard Westbrook, our brand director, and I running everything. We've gone through the expenses so many times that we have the payroll at a minimum. We've got every expense as low as we can. We've worked our entire adult lives in either a corporation or a large business where that's how things operate and everything is efficient. You're responsible, and if you didn't come through, you didn't have a job. Because of the staffing and the small nature of what we have, people take on multiple jobs. It's just the way it is. In that way, Unionmade is like a startup.

WF: Tell me about the economy between price point and quality. Perception is reality and people will take a tee-shirt and price it at $100 and suddenly this is a high-quality tee-shirt, for better or worse. ^

BARKET: We definitely have that. We're always going to have items that are easier. Maybe our tee-shirts are $45 and go up from there. You can't go to Uniqlo or the Gap and get a $45 tee-shirt because you're going to wash the Uniqlo shirt twice and it's going to fade and get pills. The one that we're offering is either made in America or made with an exceptional fabric. The old adage is true more than ever these days. You get what you pay for. People who shop with us understand that concept. They don't want 10 tee-shirts from Uniqlo. They want one nice tee-shirt or two nice tee-shirts that they can wear for a really long time.

Nothing we sell is disposable or meant to only last one season. Because our approach is never really trend-driven, there's a built-in quality. It's not the hottest thing on the market today, but it's something classic and timeless. We don't have a million units sitting in a warehouse that we can't get rid of like H&M. It's a totally different business model.

A core belief of Unionmade has to do with authenticity in every aspect. It starts by choosing clothing and brands that I would wear, things that I like. We work with makers who are making things on a much smaller scale so they're very authentic in where they're coming from in their design process. They're not people choosing trends. They're people designing to their own particular personal style. They're often making it locally where they live. They're maybe keeping heritage factories in France alive by doing all of the sewing there and using buttons from some tiny manufacturer somewhere that's been doing it for 200 years. We tell our salespeople all the time to be nice to customers and help them pick out clothing, not just to land sales, but because it makes you happy. Build relationships with your customers. Know who they are.

WF: What are your major challenges? ^

BARKET: Being located in San Francisco and finding people to work in retail is the most challenging thing, but people stay with us because they like what they do. We've been good to them, and we have a great rapport with all of our employees. They're super inventive and always thinking of new ways to do things, doing things that I never thought they could do.

WF: What are your plans for expansion? ^

BARKET: Our goal is to do a couple of things. We love having a San Francisco flagship. It's really important. People come to us and see us from all around the world. We would love to open a second store in the city. I'd love to get on the other side of town because I think the Marina and the lower Pacific Heights are completely untapped areas. There's young money there that likes nice things. We'd also love to look at the South Bay because, again, the money is endless down there. We're thinking Palo Alto or Los Gatos. Then an East Bay location like Walnut Creek or something in the downtown area or Berkeley would be nice as well. We just need to find out where the crossover of age brackets are so it's not super young and there are people that are willing to spend money.

We want to rebuild and increase our women's business through the incorporation of the women's idea under the Unionmade banner, both online and in our local stores. The women's business has dropped down a lot in the last few years. Now the number one low hanging fruit is to build women into Unionmade so that when people think of Unionmade, they think of both men's and women's clothes. After we have more stores, we can really put our minds toward developing our own line of clothing that's sold exclusively in our stores. Once that's in place, we could look at other things. Maybe there is a flagship somewhere else or maybe we look into wholesaling that line in Europe or Asia. That's like our five-year lookout.

We also want to expand our online presence. We have really good traffic, but I think we've been stumped on how to grow that even more. We've done some smart things through the years like position ourselves to be the number one Google search for things. We advertise on social media when possible, which isn't a lot of money. There's just a missing link about how to make online as big as it could be.

WF: How do you think about spending capital rates to make that happen? When you talk about an online presence, are you talking about hiring a head of online marketing?

BARKET: We have a lot of in-house stuff. We have a person that runs online for us. She's really great. She stepped in from retail but she's figured out so many things. She's very good at managing our content online and keeping things looking nice and brand pages merchandised and everything going up when it's supposed to. But we need to think about business development online. I don't know if it really is hiring somebody to work here full time as much as it is consulting with the right people to help with what that looks like.

WF: Why are you raising money through Wefunder?

BARKET: It's no big secret that part of what we want to use the funding for is to recover from what happened last year. We need money to help us get back on our feet and continue to operate in the way that we need to. A lot of the money is going directly to vendors. That's really important. We're pretty caught up on any equipment that we need. We're so set up in some ways from 10 years of doing things that this raise is really for working capital.

We've got a full operation here that's sustained by what we currently have so it can get bigger. It can pulse and get larger, and we've got everything from a van that goes around to drop off things to two photographers that are constantly shooting product. But immediately it's operating capital that we're after.

WF: What worries you the most about the next five years?

BARKET: We're worried about not having money to get out of the small hole we're in. It's really been the same business all the way through. That's what's hard because I know we can make it bigger and have more reach. There was a moment when we were a trend. When that whole thing happened and we opened five stores at once, that was a peak. It wasn't sustainable because a lot of it was trend driven.

But I never saw it as a trend. I saw it as something I was doing that was super personal to me. It was never meant to be a trend. It was authentic to me and it was just going to be a small thing. It was never supposed to be a big thing because it was just me at the time. Then as soon as we started getting employees and I had to pay them, it turned into a serious thing. It's been the same business. It's been pulsing here and there but the base of the business has never changed and it's solid that way. We have a really solid base of customers that aren't going to leave us. If we're not Louis Vuitton and Gucci that looks like a costume show when the designer leaves, it's going to crash. It's really evergreen in a lot of ways, and the product's evergreen, so there's an evergreen-ness built into the business.

Retail is a fickle industry. You never know what people are going to think. You have to be really smart and pay attention to what's happening. You may love a tee-shirt for 10 years and then you don't notice when people stop buying it. All of a sudden it's two years later and you're stuck with a bunch of shirts you can't sell.

WF: Tell me about the relationship between you and Richard, Unionmade's Brand Merchandise Director. What are your respective superpowers in this?

BARKET: I am the president and I founded the company. Richard works for me, but he could do more if he wanted to. I originally had a partner where I had 51% of the company and he had 49%. He was also my life partner. He didn't come from retail, so he went back to designing clothing, which is what he does. Then Richard came to me four years ago. We were friends for almost 20 years before we worked together. Richard was in high-end residential interior design for almost 20 years. He stopped working for a firm when the economic recession hit because luxury services were no longer needed. He doesn't come from a retail background but his design experience is very heavy in project management. Every season is a project and every year is like a project, and Richard was able to put a lot of systems into place for workflows and ways of doing things.

As far as the way the work is divvied up, I spearhead anything visual and do all of the marketing. I work with everybody on the creative side. I'm the big idea person who makes things come to life. I oversee the merchandise decisions with Richard. Richard oversees the business of any sort, vendors relations of any sort, management of the team and hiring and firing, pretty much all the operational stuff. He definitely chimes in on creative stuff. We do a lot of creative collaboration. No job at Unionmade is one job, so you could give us both a lot of different titles and all of them would be missing something that we do.

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RISKS

1. Our CEO, Todd Barket currently holds 100% of the issued shares and has 100% voting power, therefore all managerial decisions are governed by Todd Barket. This may be concerning for future investors.

2. Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Unionmade is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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